UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2009

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On January 29, 2009, Occidental Petroleum Corporation released information regarding its results of operations for the three and twelve months ended December 31, 2008. The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition. The full text of the press release is attached to this report as Exhibit 99.1. The full text of the speeches given by Dr. Ray R. Irani and Stephen I. Chazen are attached to this report as Exhibit 99.2. Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3. Earnings Conference Call Slides are attached to this report as Exhibit 99.4. Forward-Looking Statements Disclosure for Earnings Release Presentation Materials are attached to this report as Exhibit 99.5.

Section 8 – Other Events

Item 8.01.  Other Events

On January 29, 2009, Occidental Petroleum Corporation announced net income of $443 million ($0.55 per diluted share) for the fourth quarter of 2008, compared with $1.452 billion ($1.74 per diluted share) for the fourth quarter of 2007. Core results for the fourth quarter of 2008 were $957 million ($1.18 per diluted share), compared with $1.464 billion ($1.76 per diluted share) for the fourth quarter of 2007. Core results for 2008 excluded after-tax charges of $514 million ($0.63 per diluted share).

Net income for the twelve months of 2008 was $6.857 billion ($8.35 per diluted share), compared with $5.400 billion ($6.44 per diluted share) for the twelve months of 2007. Core results were $7.348 billion ($8.95 per diluted share) for the twelve months of 2008, compared with $4.405 billion ($5.25 per diluted share) for 2007. See the attached schedule for a reconciliation of net income to core results.

QUARTERLY RESULTS

Oil and Gas

Oil and gas segment earnings were $339 million for the fourth quarter of 2008, compared with $2.461 billion for the same period in 2007. The fourth quarter of 2008 core results were $996 million after excluding pre-tax losses of $599 million relating to the impairment of assets and $58 million for rig termination costs. The $1.465 billion decrease in the fourth quarter of 2008 core results was due to lower crude oil and natural gas prices, higher operating expenses, DD&A rates and exploration expense.

For the fourth quarter of 2008, daily oil and gas sales volumes averaged 620,000 barrels of oil equivalent (BOE), compared with 590,000 BOE per day in the fourth quarter of 2007. The increase includes 22,000 BOE per day from the Dolphin Project, 14,000 BOE per day domestically and 6,000 BOE per day from Oman, offset by 12,000 BOE per day lower production in Libya as a result of the new contract terms.

Oxy's realized price for worldwide crude oil was $53.52 per barrel for the fourth quarter of 2008, compared with $80.30 per barrel for the fourth quarter of 2007. Domestic realized gas prices dropped from $6.77 per MCF in the fourth quarter of 2007 to $4.67 per MCF for the fourth quarter of 2008.

Chemicals

Chemical segment earnings for the fourth quarter of 2008 were $127 million, compared with $94 million for the same period in 2007. The fourth quarter of 2008 core results were $217 million after excluding a $90 million pre-tax loss related to plant closure and impairments. The improvement in the fourth quarter of 2008 results reflect higher caustic soda margins, partially offset by lower volumes for chlorine, caustic soda and polyvinyl chloride.

Midstream, Marketing and Other

Midstream segment earnings were $170 million for the fourth quarter of 2008, compared with $138 million for the fourth quarter of 2007. Earnings for the fourth quarter of 2008 reflect higher margins in crude oil marketing, higher pipeline income from Dolphin and lower NGL margins in gas processing.

TWELVE-MONTH RESULTS

Oil and Gas

Oil and gas segment earnings were $10.651 billion for the twelve months of 2008, compared with $7.957 billion for the same period of 2007. Oil and gas core results were $11.308 billion for the twelve months of 2008 after excluding the fourth quarter impairments and rig termination costs described above, compared to 2007 core results of $7.369 billion. The $3.939 billion increase in the 2008 core results reflected $3.980 billion from higher crude oil and natural gas prices and $639 million from increased oil and gas production, offset by higher operating expenses and increased DD&A rates.

Daily oil and gas sales volumes for the year were 601,000 BOE per day for 2008, compared with 570,000 BOE per day for the same 2007 period. The 5.4 percent increase was largely the result of 39,000 BOE per day from the Dolphin project, offset by a reduction of 7,000 BOE per day in Libya, as a result of the new contract.

Oxy's realized price for worldwide crude oil was $88.26 per barrel for the twelve months of 2008, compared with $64.77 per barrel for the twelve months of 2007. Domestic realized gas prices increased from $6.53 per MCF in the twelve months of 2007 to $8.03 per MCF in the twelve months of 2008.

Chemicals

Chemical segment earnings were $669 million for the twelve months of 2008 compared with $601 million in 2007. The 2008 core results were $759 million after excluding the fourth quarter charge for the plant closure and impairments mentioned above. The improvement in 2008 is due primarily to higher caustic soda margins, partially offset by lower volumes in chlorine, caustic soda and polyvinyl chloride.

Midstream, Marketing and Other

Midstream segment earnings were $520 million for the twelve months of 2008, compared with $367 million for the same period in 2007. The improvement in 2008 reflected higher pipeline income from Dolphin and higher margins in gas processing.

Forward-Looking Statements

Statements in this report that contain words such as "will," "expect" or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause actual results to differ materially include, but are not limited to: global commodity price fluctuations and supply/demand considerations for oil, gas and chemicals; exploration risks, such as drilling of unsuccessful wells; higher-than-expected costs; political risk; operational interruptions; changes in tax rates and not successfully completing (or any material delay in) any expansions, capital projects, acquisitions, or dispositions. You should not place undue reliance on these forward-looking statements which speak only as of the date of this report. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise. U.S. investors are urged to consider carefully the disclosures in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

SUMMARY OF SEGMENT NET SALES AND EARNINGS

(Millions, except	Fourth Quarter		Twelve Months
per-share amounts)	2008	2007	2008	2007
SEGMENT NET SALES
Oil and Gas	$2,746	$4,122	$18,187	$13,304
Chemical	1,005	1,134	5,112	4,664
Midstream, Marketing and Other	394	413	1,598	1,388
Eliminations and other	(124)	(152)	(680)	(572)
Net sales	$4,021	$5,517	$24,217	$18,784
SEGMENT EARNINGS
Oil and Gas (a)	$339	$2,461	$10,651	$7,957
Chemical (b)	127	94	669	601
Midstream, Marketing and Other	170	138	520	367
	636	2,693	11,840	8,925
Unallocated Corporate Items
Interest expense, net (c)	(16)	(13)	(26)	(199)
Income taxes	(118)	(1,057)	(4,629)	(3,507)
Other (d)	(54)	(175)	(346)	(141)

Income from Continuing Operations	448	1,448	6,839	5,078
Discontinued operations, net (e)	(5)	4	18	322
NET INCOME	$443	$1,452	$6,857	$5,400
BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$0.55	$1.75	$8.37	$6.08
Discontinued operations, net (e)	—	—	0.02	0.39
	$0.55	$1.75	$8.39	$6.47
DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$0.55	$1.74	$8.33	$6.05
Discontinued operations, net (e)	—	—	0.02	0.39
	$0.55	$1.74	$8.35	$6.44
AVERAGE COMMON SHARES OUTSTANDING
BASIC	810.3	828.4	817.6	834.9
DILUTED	811.6	833.1	820.8	839.1

See footnotes on following page.

(a)

Oil and Gas - The fourth quarter of 2008 includes $599 million charges for asset impairments and a $58 million charge for the termination of rig contracts. The twelve months of 2007 included a gain of $412 million from the sale of Occidental's Russian joint venture interests, a $112 million gain resulting from the resolution of certain legal disputes, a $103 million gain on the sale of exploration properties, partially offset by $74 million in charges for exploration impairments, and a $35 million gain from the sale of oil and gas interest.

(b)	Chemical - The fourth quarter of 2008 includes a $90 million charge for plant closure and impairments.

(c)	Interest Expense, net - The twelve months of 2007 included $167 million of interest charges for the purchase of various debt issues in the open market.

(d)

Unallocated Corporate Items - Other - The twelve months of 2007 included a $326 million gain from the sale of Lyondell shares, a $47 million charge for plant closure and related environmental remediation reserve, and a $25 million severance accrual.

(e)

Discontinued Operations, net - In 2008, Occidental received payment from Ecuador for tax refunds. In 2007, Occidental completed an exchange of oil and gas interests in Horn Mountain with BP p.l.c. (BP) for oil and gas interests in the Permian Basin and a gas processing plant in Texas. Occidental also sold its oil and gas interests in Pakistan to BP.

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Fourth Quarter		Twelve Months
($ millions)	2008	2007	2008	2007
CAPITAL EXPENDITURES	$1,594	$946	$4,664	$3,360
DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$753	$639	$2,710	$2,379

ITEMS AFFECTING COMPARABILITY OF CORE EARNINGS BETWEEN PERIODS

Income/(Expense)	Fourth Quarter		Twelve Months
($ millions)	2008	2007	2008	2007
Foreign exchange gains and (losses)*	$88	$5	$91	$(18)

*Amounts shown after tax.

SUMMARY OF OPERATING STATISTICS - SALES

	Fourth Quarter		Twelve Months
	2008	2007	2008	2007
NET OIL, GAS AND LIQUIDS
SALES PER DAY
United States
Crude Oil and Liquids (MBBL)
California	97	88	89	89
Permian	167	170	168	167
Midcontinent and Rockies	9	4	6	4
Total	273	262	263	260
Natural Gas (MMCF)
California	221	250	235	254
Permian	188	180	181	186
Midcontinent and Rockies	187	148	171	153
Total	596	578	587	593
Latin America
Crude Oil (MBBL)
Argentina	32	31	32	32
Colombia	45	41	43	42
Total	77	72	75	74
Natural Gas (MMCF)
Argentina	24	19	21	22
Bolivia	21	22	21	18
Total	45	41	42	40
Middle East/North Africa
Crude Oil and Liquids (MBBL)
Oman	27	20	23	20
Dolphin	23	14	21	4
Qatar	48	52	47	48
Yemen	20	22	21	25
Libya	10	22	15	22
Total	128	130	127	119
Natural Gas (MMCF)
Oman	23	30	24	30
Dolphin	209	133	184	51
Total	232	163	208	81
Barrels of Oil Equivalent (MBOE)
Subtotal consolidated subsidiaries	624	594	605	573
Colombia-minority interest	(6)	(6)	(6)	(5)
Yemen-Occidental net interest	2	2	2	2
Total Worldwide Sales - MBOE	620	590	601	570

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	Fourth Quarter		Twelve Months
	2008	2007	2008	2007
NET OIL, GAS AND LIQUIDS
PRODUCTION PER DAY
United States
Crude Oil and Liquids (MBBL)	273	262	263	260
Natural Gas (MMCF)	596	578	587	593
Latin America
Crude Oil (MBBL)
Argentina	38	32	34	33
Colombia	45	41	44	42
Total	83	73	78	75
Natural Gas (MMCF)	45	41	42	40
Middle East/North Africa
Crude Oil and Liquids (MBBL)
Oman	28	20	23	19
Dolphin	22	14	20	5
Qatar	48	51	47	47
Yemen	20	22	21	25
Libya	8	20	15	21
Total	126	127	126	117
Natural Gas (MMCF)	232	163	208	81
Barrels of Oil Equivalent (MBOE)
Subtotal consolidated subsidiaries	627	592	607	571
Colombia-minority interest	(6)	(6)	(6)	(6)
Yemen-Occidental net interest	2	2	2	2
Total Worldwide Production - MBOE	623	588	603	567

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core results," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

	Fourth Quarter
($ millions, except		Diluted		Diluted
per-share amounts)	2008	EPS	2007	EPS
TOTAL REPORTED EARNINGS	$443	$0.55	$1,452	$1.74
Oil and Gas
Segment Earnings	$339		$2,461
Add:
Asset impairments	599		—
Rig contract terminations	58		—
Segment Core Results	996		2,461
Chemicals
Segment Earnings	127		94
Add:
Plant closure and Impairments	90		—
Segment Core Results	217		94
Midstream, Marketing and Other
Segment Earnings	170		138
Add:
No significant items affecting earnings	—		—
Segment Core Results	170		138
Total Segment Core Results	1,383		2,693
Corporate
Corporate Results — Non Segment*	(193)		(1,241)
Add:
Severance Accrual	—		25
Tax effect of pre-tax adjustments	(238)		(9)
Discontinued operations, net**	5		(4)
Corporate Core Results — Non Segment	(426)		(1,229)
TOTAL CORE RESULTS	$957	$1.18	$1,464	$1.76

*	Interest expense, income taxes, G&A expense and other.
**	Amounts shown after tax.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Twelve Months
($ millions, except		Diluted		Diluted
per-share amounts)	2008	EPS	2007	EPS
TOTAL REPORTED EARNINGS	$6,857	$8.35	$5,400	$6.44
Oil and Gas
Segment Earnings	$10,651		$7,957
Add:
Russia joint venture**	—		(412)
Legal settlements**	—		(112)
Asset impairments	599		74
Gain on sale of oil & gas interests			(35)
Sale of exploration properties	—		(103)
Rig contract terminations	58		—
Segment Core Results	11,308		7,369
Chemicals
Segment Earnings	669		601
Add:
Plant closure and Impairments	90		—
Segment Core Results	759		601
Midstream, Marketing and Other
Segment Earnings	520		367
Add:
No significant items affecting earnings	—		—
Segment Core Results	520		367
Total Segment Core Results	12,587		8,337
Corporate
Corporate Results — Non Segment*	(4,983)		(3,525)
Add:
Debt purchase expense	—		167
Facility closure	—		47
Gain on sale of Lyondell shares	—		(326)
Severance accrual	—		25
Tax effect of pre-tax adjustments	(238)		2
Discontinued operations, net**	(18)		(322)
Corporate Core Results — Non Segment	(5,239)		(3,932)
TOTAL CORE RESULTS	$7,348	$8.95	$4,405	$5.25

*	Interest expense, income taxes, G&A expense and other.
**	Amounts shown after tax.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

99.1	Press release dated January 29, 2009.

99.2	Full text of speeches given by Dr. Ray R. Irani and Stephen I. Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: January 29, 2009	/s/ ROY PINECI
Roy Pineci, Vice President, Controller and Principal Accounting Officer

EXHIBIT INDEX

99.1	Press release dated January 29, 2009.

99.2	Full text of speeches given by Dr. Ray R. Irani and Stephen I. Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.